Exhibit 5.1

[Letterhead of Jones Day]

January 29, 2004

Laidlaw International, Inc.
55 Shuman Blvd.
Naperville, Illinois 60563

Re:	Registration Statement on Form S-4 filed by Laidlaw International, Inc. (the “Registration Statement”)

Ladies and Gentlemen:

     We have acted as counsel to Laidlaw International, Inc., a Delaware corporation (the “Company”), the companies listed on Annex A hereto (collectively, the “Covered Guarantors”) and the companies listed on Annex B hereto (collectively, the “Other Guarantors,” and, together with the Covered Guarantors, the “Subsidiary Guarantors”) in connection with the issuance and exchange (the “Exchange Offer”) of up to $406,000,000 aggregate principal amount of the Company’s 10 3/4% Senior Notes due 2011 (the “Exchange Notes”) for an equal principal amount of the Company’s 10 3/4% Senior Notes due 2011 outstanding on the date hereof (the “Outstanding Notes”). The Exchange Notes will be issued pursuant to the Indenture, dated as of June 3, 2003 (the “Original Indenture”), by and among the Company, the Subsidiary Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of June 18, 2003, by and among the Company, the Subsidiary Guarantors and the Trustee (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”). The Outstanding Notes are, and the Exchange Notes will be, guaranteed (each, a “Subsidiary Guarantee”) on a joint and several basis by the Subsidiary Guarantors.

     In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

     1. When the Registration Statement becomes effective under the Securities Act of 1933 (the “Securities Act”) and the Exchange Notes are executed by the Company, authenticated by the Trustee in accordance with the Indenture and delivered in accordance with the terms of the Exchange Offer in exchange for the Outstanding Notes, the Exchange Notes will be validly issued by the Company and will constitute valid and binding obligations of the Company;

     2. When the Registration Statement becomes effective under the Securities Act and the Subsidiary Guarantees of the Exchange Notes (the “Exchange Guarantees”) of the Covered Guarantors are delivered in accordance with the terms of the Exchange Offer in exchange for the Subsidiary Guarantees of the Outstanding Notes (the “Outstanding Guarantees”) of the Covered

Laidlaw International, Inc.

Guarantors, the Exchange Guarantee of each Covered Guarantor will be validly issued by the respective Covered Guarantor and will constitute a valid and binding obligation of the respective Covered Guarantor; and

     3. When the Registration Statement becomes effective under the Securities Act and the Exchange Guarantees of the Other Guarantors are delivered in accordance with the terms of the Exchange Offer in exchange for the Outstanding Guarantees of the Other Guarantors, the Exchange Guarantee of the respective Other Guarantor will constitute a valid and binding obligation of the respective Other Guarantor.

     The opinions set forth above are subject to the following assumptions, qualifications and limitations:

     For purposes of our opinions set forth in paragraph 3 with respect to the Exchange Guarantees of the Other Guarantors, we assume that (a) each Other Guarantor is a corporation or limited liability company existing and in good standing in its respective jurisdiction of incorporation or organization as listed opposite such Other Guarantor’s name on Annex B attached hereto (collectively, the “Jurisdictions”) and (b) the Indenture (i) has been (A) duly authorized by the respective Other Guarantor and (B) executed and delivered by the respective Other Guarantor under the laws of the applicable Jurisdiction, (ii) does not violate the laws of the applicable Jurisdiction and (iii) constitutes a valid and binding obligation of the respective Other Guarantor under the laws of the applicable Jurisdiction.

     Our opinions with respect to the enforceability of, and the obligations referred to in, the Exchange Notes and Exchange Guarantees are subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, voidable preference, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights and remedies generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the availability of the remedy of specific performance or injunctive relief.

     For purposes of our opinions insofar as they relate to the Subsidiary Guarantors, we have assumed that the obligations of each of the Subsidiary Guarantors under the Exchange Guarantees are, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate purposes, or necessary or convenient to the conduct, promotion or attainment of the business of the respective Subsidiary Guarantor.

     Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, the California General Corporation Law, the Georgia Business Corporation Code, the Illinois Business Corporation Act of 1983, the New York Business Corporation Law, the Ohio General

Laidlaw International, Inc.

Corporation Law and the Texas Business Corporation Act, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us with respect to this opinion under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

ANNEX A

Name	State

Adam Transportation Service, Inc.	New York
Ambulance Acquisition, Inc.	Delaware
American Emergency Physicians Management, Inc.	California
American Medical Pathways, Inc.	Delaware
American Medical Response Delaware Valley, LLC	Delaware
American Medical Response Holdings, Inc.	Delaware
American Medical Response Management, Inc.	Delaware
American Medical Response of Colorado, Inc.	Delaware
American Medical Response of Georgia, Inc.	Delaware
American Medical Response of Illinois, Inc.	Delaware
American Medical Response of Inland Empire	California
American Medical Response of North Carolina, Inc.	Delaware
American Medical Response of Oklahoma, Inc.	Delaware
American Medical Response of South Carolina, Inc.	Delaware
American Medical Response of Southern California	California
American Medical Response of Tennessee, Inc.	Delaware
American Medical Response of Texas, Inc.	Delaware
American Medical Response West	California
American Medical Response, Inc.	Delaware
AMR Brockton, L.L.C	Delaware
Associated Ambulance Service, Inc.	New York
Atlantic Ambulance Services Acquisition, Inc.	Delaware
Atlantic/Key West Ambulance, Inc.	Delaware
Atlantic/Palm Beach Ambulance, Inc.	Delaware
Broward Ambulance, Inc.	Delaware
Chatham Coach Lines, Inc.	Delaware
Concorde Adjusters, Inc.	Delaware
Desert Valley Medical Transport, Inc.	California

Name	State

EmCare Anesthesia Services, Inc.	Delaware
EmCare Holdings Inc.	Delaware
EmCare of California, Inc.	California
EmCare of Georgia, Inc.	Georgia
EmCare of New York, Inc.	New York
EmCare of Ohio, Inc.	Ohio
EmCare of Texas, Inc.	Texas
EmCare Physician Services, Inc.	Delaware
EmCare Services of Illinois, Inc.	Illinois
EmCare, Inc.	Delaware
EM-CODE Reimbursement Solutions, Inc.	Delaware
Emergency Medicine Education Systems, Inc.	Texas
Emergency Specialists of Arkansas, Inc. II	Texas
First Medical/EmCare Inc.	California
Five Counties Ambulance Service, Inc.	New York
Florida Emergency Partners, Inc.	Texas
Healthcare Administrative Services, Inc.	Delaware
Helix Physicians Management, Inc.	California
Hemet Valley Ambulance Service, Inc.	California
Laidlaw International Finance Corporation, Inc.	Delaware
Laidlaw Medical Transportation, Inc.	Delaware
Laidlaw One, Inc.	Delaware
Laidlaw Transit Holdings, Inc.	Delaware
Laidlaw Transit Services, Inc.	Delaware
Laidlaw Transit, Inc.	Delaware
Laidlaw Medical Holdings, Inc.	Delaware
Laidlaw Transportation Holdings, Inc.	Delaware
Laidlaw Transportation Management Inc.	Ohio
Laidlaw Transportation, Inc.	Delaware

Name	State

Laidlaw Two, Inc.	Delaware
Laidlaw USA, Inc.	New York
LifeCare Ambulance Service, Inc.	Illinois
LINC Transportation, LLC	Delaware
Medic One Ambulance Services, Inc.	Delaware
Medic One of Cobb, Inc.	Georgia
Mercy Life Care	California
Metro Ambulance Service (Rural), Inc.	Delaware
Metro Ambulance Service, Inc.	Delaware
Metro Ambulance Services, Inc.	Georgia
Metropolitan Ambulance Service	California
Midwest Ambulance Management Company	Delaware
Mobile Medic Ambulance Service, Inc.	Delaware
Norman Bruce Jetton, Inc.	California
Old STAT, Inc.	Delaware
Pacific Emergency Specialists Management, Inc.	California
Park Ambulance Service Inc.	New York
Physicians & Surgeons Ambulance Service, Inc.	Ohio
Provider Account Management, Inc.	Delaware
Puckett Ambulance Service, Inc.	Georgia
Regional Emergency Services, L.P.	Delaware
S.C. Food Services (U.S.A.), Inc.	Delaware
Seminole County Ambulance, Inc.	Delaware
Springs Ambulance Service, Inc.	California
Sunrise Handicap Transport Corp.	New York
TEK, Inc.	Illinois
The Gould Group, Inc.	Texas
Tifton Management Services, Inc.	Georgia
Troup County Emergency Medical Services, Inc.	Georgia

Name	State

Tucker Emergency Services, Inc.	Georgia

ANNEX B

Name	State

A1 Leasing, Inc.	Florida
Allied Bus Sales, Inc.	Indiana
American Investment Enterprises, Inc.	Nevada
American Medical Response Mid-Atlantic, Inc.	Pennsylvania
American Medical Response Northwest, Inc.	Oregon
American Medical Response of Connecticut, Incorporated	Connecticut
American Medical Response of Massachusetts, Inc.	Massachusetts
Charles T. Mitchell, Inc.	Hawaii
Coordinated Health Services, Inc.	Pennsylvania
ECEP, Inc.	Missouri
EmCare Contract of Arkansas, Inc.	Arkansas
EmCare of Alabama, Inc.	Alabama
EmCare of Arizona, Inc.	Arizona
EmCare of Colorado, Inc.	Colorado
EmCare of Connecticut, Inc.	Connecticut
EmCare of Florida, Inc.	Florida
EmCare of Hawaii, Inc.	Hawaii
EmCare of Indiana, Inc.	Indiana
EmCare of Iowa, Inc.	Iowa
EmCare of Kentucky, Inc.	Kentucky
EmCare of Louisiana, Inc.	Louisiana
EmCare of Maryland, LLC	Maryland
EmCare of Michigan, Inc.	Michigan
EmCare of Minnesota, Inc.	Minnesota
EmCare of Mississippi, Inc.	Mississippi
EmCare of Missouri, Inc.	Missouri
EmCare of Nevada, Inc.	Nevada
EmCare of New Hampshire, Inc.	New Hampshire
EmCare of New Jersey, Inc.	New Jersey
EmCare of New Mexico, Inc.	New Mexico
EmCare of North Carolina, Inc.	North Carolina
EmCare of North Dakota, Inc.	North Dakota

Name	State

EmCare of Oklahoma, Inc.	Oklahoma
EmCare of Oregon, Inc.	Oregon
EmCare of Pennsylvania, Inc.	Pennsylvania
EmCare of Rhode Island, Inc.	Rhode Island
EmCare of South Carolina, Inc.	South Carolina
EmCare of Tennessee, Inc.	Tennessee
EmCare of Vermont, Inc.	Vermont
EmCare of Virginia, Inc.	Virginia
EmCare of Washington, Inc.	Washington
EmCare of West Virginia, Inc.	West Virginia
EmCare of Wisconsin, Inc.	Wisconsin
EmCare Physician Providers, Inc.	Missouri
EmCare Services of Massachusetts, Inc.	Massachusetts
Fountain Ambulance Service, Inc.	Alabama
Hank’s Acquisition Corp.	Alabama
International Life Support, Inc.	Hawaii
Kutz Ambulance Service, Inc.	Wisconsin
Laidlaw Transit Management Company, Inc.	Pennsylvania
LifeFleet Southeast, Inc.	Florida
Medevac Medical Response, Inc.	Missouri
Medevac MidAmerica, Inc.	Missouri
Medi-Car Ambulance Service, Inc.	Florida
Medi-Car Systems, Inc.	Florida
MedLife Emergency Medical Service, Inc.	Alabama
Mercy Ambulance of Evansville, Inc.	Indiana
Mercy, Inc.	Nevada
Paramed, Inc.	Michigan
Physician Account Management, Inc.	Florida
Randle Eastern Ambulance Service, Inc.	Florida
Reimbursement Technologies, Inc.	Pennsylvania
Safe Ride Services, Inc.	Arizona
STAT Physicians, Inc.	Florida
SuTran, Inc.	South Dakota
Tidewater Ambulance Service, Inc.	Virginia

Name	State

Van Tran of Tucson, Inc.	Arizona